Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2006

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 2006:

      Net loss                                                        $      --
      Less:     Gain on sale of property                                (18,000)
      Add:      Depreciation charged to income not affecting cash
                available for distribution                                6,000
                Net proceeds from sale of property                      177,000
                Cash from reserves                                       32,000
                                                                      ---------

                Cash Available for Distribution                       $ 197,000
                                                                      =========
                Distributions allocated to General Partners           $      --
                                                                      =========
                Distributions allocated to Limited Partners           $ 197,000
                                                                      =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2006:

     Entity Receiving                               Form of
       Compensation                               Compensation                         Amount
---------------------------       -------------------------------------------         --------
Winthrop
Management LLC                    Property Management Fees                            $    --

General Partners                  Interest in Cash Available for Distribution         $    --

Affiliates of the General
  Partner                         Interest in Cash Available for Distribution         $44,540


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